EXHIBIT 10.2

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), is made on October 3, 2007, by and between PetroHunter Operating Company, a Maryland corporation (the “Employer”), and Lori Rappucci, an individual residing in Parker, Colorado (the “Employee”).

The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

“Agreement” means this Employment Agreement, as amended, restated or otherwise modified from time to time.

“Benefits” is defined in Section 3.3.

“Board” means the Board of Directors of the Employer.

 “Confidential Information” means any and all:

(a)  trade secrets concerning the business and affairs of the Employer, whether a technical, business or other nature that is disclosed to the Employee or that is otherwise learned by Employee in the course of employment with the Company, including but not limited to know-how, processes, designs, samples, inventions and ideas, past, current, and planned property or mineral acquisition, and all information related thereto, exploration or development activities or methods, customer and vendor lists, business plans as well as any other information, however documented, that is a trade secret within the meaning of the Colorado Trade Secrets Act, as in effect as of the date hereof and as amended from time to time; and

(b)  information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, however documented).

(c)  "Confidential Information" shall not include information, data, knowledge and know-how that (a) is in the Employee’s possession prior to disclosure to the recipient party, (b) is in the public domain prior to disclosure to the Employee, (c) lawfully enters the public domain through no violation of this Agreement after disclosure to the Employee, (d) becomes available to the Employee on a non-confidential basis from a source other than the Employer, provided that such source is not known by the Employee to be bound by a confidentiality agreement with the Employer or another party,

 “Effective Date” means the date first written above.

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“Employee Invention” means any idea, invention, or improvement (whether patentable or not), any industrial design (whether registrable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Employee, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates to the business then being conducted or proposed to be conducted by the Employer.

“Employment Period” means the period of the Employee’s employment under this Agreement.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

“For Cause” means: (a) the Employee’s material breach of this Agreement; (b) the Employee’s material failure to adhere to any written Employer policy; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer’s funds or property; or (e) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony.

“Salary” is defined in Section 3.1.

2.   EMPLOYMENT TERMS AND DUTIES

2.1  Employment. The Employer hereby employs the Employee, and the Employee hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

2.2  Term. The Employer hereby employs the Employee effective as of the Effective Date, however for purposes of computing severance pursuant to Section 2.3, below, the Employee’s date of hire shall be October 15, 2007.  The employment with the Employer is not for any specified period of time.  As a result, either the Employer or the Employee is free to terminate the employment relationship at any time, subject to the other provisions of this Agreement.  Unless earlier terminated, this Agreement will terminate on December 31, 2012.

2.3  Termination. If the Employee is terminated by the Employer for any reason, other than For Cause, he will receive Salary and Benefits as severance in an amount equal to six months of Salary.  No severance payments will be made until Employee executes a valid release of any and all claims that he may have relating to his employment against the Employer and its agents in a form provided by the Employer.  If the Employee is terminated For Cause, or resigns, his Salary and Benefits will terminate immediately upon leaving the Employer.  The Employer may terminate Employee For Cause only after (a) Employee has had the opportunity to discuss such termination with the Board of Directors or the Chairman of the Board of the Employer, (b) the Board of Directors of the Employer has adopted a resolution terminating Employee’s employment

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and specifying, in reasonable detail, the “For Cause” termination, and (c) the Employee shall have received written notice of such action, which notice shall include a copy of the resolution specifying the “For Cause” termination.  If a matter purported giving rise to a “For Cause” termination could be cured by Employee, the Board of Directors shall not take any action to terminate the Employee hereunder unless and until the Employee has received written notice from the Chairman or by or on behalf of the Board of Directors of the Employer specifying such cause and Employee shall have failed to cure or correct such cause within 30 days after receiving such notice.

2.4  Duties. The Employee will have such duties as are assigned or delegated to the Employee by the Board. The Employee will devote substantially all of his business time, attention, skill, and energy to the business of the Employer, will use his best efforts to promote the success of the Employer’s business, and will cooperate fully with the Board in the advancement of the best interests of the Employer.  Employee will not compete with the Employer during the Employment Period.  Nothing in this Section 2.4, however, will prevent the Employee from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Employee’s duties under this Agreement.  At the Employer’s request, Employee may also perform services for companies that have a business relationship with the Employer.  Unless agreed to by the Employer, Employee will receive no additional Salary or Benefits or other compensation for these services.

3.   COMPENSATION

3.1  Salary. The Employee will be paid an annual salary of $170,000, (the “Salary”), which will be payable in equal periodic installments according to the Employer’s customary payroll practices, but no less frequently than monthly.   During the term of this Agreement, the salary may be increased by the Board.

3.2  Bonus. The Board of Directors of Employer shall adopt a bonus plan for executive officers of the Company within 120 days of the date of this Agreement and the Employee shall be eligible to participate in such plan.  The Employee shall, subject to meeting the criteria for bonus compensation set forth in the plan, be eligible to receive a bonus of up to [100%] of Employees’ annual salary.  The Employee acknowledges that all determinations of the Board shall be final.

3.3  Benefits. The Employee will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Employee is eligible under the terms of those plans (collectively, the “Benefits”).

3.4  Stock Options.  The Employee will receive stock option grants totaling 600,000 stock options as follows:  500,000 stock options to be priced at the closing price of market as quoted on the OTC:BB on the date of hire, plus an additional 100,000 stock options to be recommended for approval by the Board of Directors of Employer at the next regularly scheduled meeting to be priced at the closing price of market as quoted on the OTC:BB on the date of grant.  The next regular Board of Directors meeting is scheduled for December 7, 2007.

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3.4.1    Change of Control .  All grants made under the stock option or other equity incentive plans of Employer (the “Equity Plans”)  (including those made prior to the effective date of this Agreement) shall vest in full immediately prior to the occurrence of a Change of Control.   For purposes of this Agreement, a Change of Control shall mean the first to occur of:

(A)           an event resulting in any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”)) other than (1) the Employer or any Affiliate of the Employer as of the date of this Agreement, (2) any employee benefit plan of the Employer or any Affiliate of the Employer, or (3) any person or entity organized, appointed or established by the Employer for or pursuant to the terms of any such plan, acquiring beneficial ownership of voting securities of the Employer, is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing 50% or more of the combined voting power of the Employer’s then outstanding securities.

 (B)           consummation of a reorganization, merger or consolidation of the Employer (a “ Business Combination ”), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of outstanding voting securities of the Employer immediately prior to such Business Combination beneficially own, by reason of such ownership of the Employer’s voting securities immediately before the Business Combination, directly or indirectly, more than 50 % of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Employer resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Employer or all or substantially all of the Employer’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Employer immediately prior to such Business Combination; or

(C)          approval by the stockholders of the Employer of a complete liquidation or dissolution of the Employer.

Notwithstanding the foregoing subparagraphs (A) through (C), in no event shall any transaction or series of transactions entered into between the Employer,  or their respective Affiliates as of the date of this Agreement or entities wholly owned by the forgoing, or changes associated therewith, be considered a Change in Control.

To the extent that the terms of this Agreement conflict with the terms of the Equity Plans of the Employer, the terms of this Agreement shall control and the Employer agrees that the provisions set forth herein regarding Change in Control shall be included in any stock option agreement or similar granting instrument entered into with or provided to Employee in connection with Employee’s employment with Employer.

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4.      VACATIONS, HOLIDAYS AND SICK LEAVE

The Employee will accrue 6.67 hours of vacation time for each pay period for a total of 160 hours of annual vacation time, will be entitled to 5 sick days/personal days annually and will be entitled to paid holidays in accordance with the policies of the Employer.

5.  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

5.1  Acknowledgments by the Employee.  The Employee acknowledges that (a) during the Employment Period and as a part of his employment, the Employee will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Employee possesses substantial technical expertise and skill with respect to the Employer’s business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; and (d) the provisions of this Section 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

5.2  Agreements of the Employee. In consideration of the compensation and benefits to be paid or provided to the Employee by the Employer under this Agreement, the Employee covenants as follows:

(a)  Confidentiality.

(i)  During and following the Employment Period, the Employee will hold in confidence the Confidential Information and will not disclose it to any Person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

(ii)  Any trade secrets of the Employer will be entitled to all of the protections and benefits under the Colorado Trade Secrets Act, as in effect on the date hereof, and as amended from time to time, and any other applicable law.

(iii)  None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Employee demonstrates was or became generally available to the public other than as a result of a disclosure by the Employee.

(b)  Employee Inventions. During the Employment Period, each Employee Invention will belong exclusively to the Employer. The Employee acknowledges that the Employee’s writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. The Employee covenants that he will promptly:

(i)  disclose to the Employer in writing any Employee Invention;

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(ii)  assign to the Employer or to a party designated by the Employer, at the Employer’s request and without additional compensation, all of the Employee’s right to the Employee Invention for the United States and all foreign jurisdictions;

(iii)  execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

(iv)  sign all other papers necessary to carry out the above obligations; and

(v)  give testimony and render any other assistance, without expense to the Employee, in support of the Employer’s rights to any Employee Invention.

6.  EXCLUSIVE EMPLOYMENT

Subject to the provisions of Section 2.4, above, during the Employment Period, (a) Employee will not do anything to compete with the Employer’s present or contemplated business (as that may change from time to time during the Employment Period), nor will he plan or organize any competitive business activity; and (b) Employee will not enter into any agreement which conflicts with his duties or obligations to the Employer.  Employee will not during the Employment Period or within six months after it ends, without the Employer’s express written consent, solicit or encourage any employee, agent, independent contractor, supplier, consultant, investor or alliance partner to terminate or alter a relationship with the Employer.

It is the desire and intent of the Employer and the Employee that the provisions of this Section 6 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular portion of this Section 6 shall be adjudicated to be invalid or unenforceable, this Section 6 shall be deemed amended to apply in the broadest allowable manner and to delete therefrom the portion adjudicated to be invalid or unenforceable, such amendment and deletion to apply only with respect to the operation of Section 6 in the particular jurisdiction in which that adjudication is made.

7.  GENERAL PROVISIONS

7.1  Covenants of Sections 5 and 6 Are Essential and Independent Covenants. The covenants by the Employee in Sections 5 and 6 are essential elements of this Agreement, and without the Employee’s agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Employee. The Employer and the Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

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The Employee’s covenants in Sections 5 and 6 are independent covenants and the existence of any claim by the Employee against the Employer under this Agreement or otherwise, will not excuse the Employee’s breach of any covenant in Sections 5 and 6.

If the Employee’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Employee in Sections 5 and 6, and the Employer will have the right in addition to any other rights it may have, to seek injunctive relief to restrain or specifically enforce provisions of this Agreement.

7.2  Representations and Warranties by the Employee. The Employee represents and warrants to the Employer that the execution and delivery by the Employee of this Agreement do not, and the performance by the Employee of the Employee’s obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

7.3  Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7.4  Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred.  The duties and covenants of the Employee under this Agreement, being personal, may not be delegated.

7.5  Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other

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addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:	PetroHunter Operating Company
1875 Lawrence Street, Suite 1400
Denver, CO 80202

Fax: (303) 572-8927

If to the Employee:	As set forth on signature page.

7.6  Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

7.7  Governing Law; Forum and Venue.  This Agreement shall be construed according to the law of the State of Colorado and any actions to enforce the terms of this Agreement shall be exclusively brought in either state or federal court in the City and County of Denver, Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.  The prevailing Party in any such action shall be entitled to recover its attorney’s fees and all costs of any such action.

7.8  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.9  Counterparts and Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  Facsimile signatures shall be considered an original signature.

7.10  Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

EMPLOYER:

PETROHUNTER OPERATING COMPANY

By:	/s/ Kyle L. WhiteJohnson
Name:	Kyle L. WhiteJohnson
Title:	Vice President of Administration

EMPLOYEE:

By:	/s/ Lori Rappucci
Name:	Lori Rappucci
Address:	12861 N. 4th Street
Parker, CO 80134
Facsimile Number:

Employment Agreement
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